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                                                                    EXHIBIT 10.7

                              CONSULTING AGREEMENT

     AGREEMENT made November 19, 1999, among eContent Inc., a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 105 S. Narcissus Street, West Palm Beach, Florida ("Client"), Analytical Financial Services, Inc., with its principal place of business at 539 South Shore, Mamora NJ 08223 and Rhett Kirchhoss, principal of Consultant

RECITALS

     1. Client is a vertically integrated e-Commerce marketing Company and in the conduct of such business desires to have business advisory services performed for Client by Consultant.

     2. Consultant agrees to perform these services for Client under the terms and conditions set forth in this agreement.

     In consideration of the mutual promises set forth herein, and intending to be legally bound, it is agreed by and between Client and Consultant as follows:

                                   SECTION ONE

                                 NATURE OF WORK

     Consultant will perform consulting and advisory services on behalf of the Client with respect to all matters relating to or affecting Client's business objectives. As a part of Consultant's services, Consultant shall review the current structure of Client and make suggestions thereon.

                                   SECTION TWO

                              TIME DEVOTED TO WORK


     In the performance of this Agreement, the services and the hours Consultant is to work on any given day will be entirely with Consultant's control and Client will rely upon Consultant to put in such number of hours as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

                                  SECTION THREE

                                  COMPENSATION

     Consultant will receive as compensation for his services hereunder, a grant of 100,000 shares of the Company's common stock ("Common Stock") upon execution of said consulting


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agreement. The Company shall also file a registration statement on Form S-8 on or before March 31, 2000, allowing the shares to be issued unrestricted.

                                  SECTION FOUR

                                    DURATION

     This agreement shall be considered as a firm commitment on the part of the parties hereto for a period of three (3) months commencing . This agreement may be extended by mutual agreement of the parties in writing.

                                  SECTION FIVE

                              STATUS OF CONSULTANT

     This agreement calls for the performance of the services of the Consultant as an Independent contractor and Consultant and his employees will not be considered employees of Client for any purpose.

                                   SECTION SIX

                                  MISCELLANEOUS

     6.1 INDEMNIFICATION. Each party shall indemnify and hold the other party and such party and such party's officers, directors, employees, agents and professionals employed by such party harmless from and against any and all liabilities, damages, expenses, investigative costs, other costs and losses (including attorneys' fees and court costs) incurred by such party and such party's officers, directors, employees and agents arising out of or in connection with allegations, claims, counterclaims, demands, charges, or violations of federal or state securities or self-regulatory agency laws, rules, or regulations, or any other state or federal statutory or common law, negligence or breach of contract, whether in a civil, criminal, administrative, or other proceeding, arbitration, mediation, investigation or otherwise, attributable in whole or, to the extent responsible, in part, to any breach of this Agreement or the actions, past, present or future, of such party.

     6.2 Consultant agrees not to be employed by or have any interest (except as a shareholder of a public corporation) in any entity which competes with Client.

     6.3 WAIVER. No term or provision of this Agreement shall be deemed waived and no breach excused, unless such a waiver or consent shall be in writing and signed by a duly authorized representative of the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other party, whether expressed or implied, shall not constitute consent to, waiver of or excuse for any different or subsequent breach.

     6.4 ASSIGNMENT. This agreement shall be binding upon and inure to the benefit of the parties under this Agreement and shall not, however, be assigned or delegated, by operation of law or otherwise, without the prior written consent of the other party. This shall not preclude the merger, consolidation or sale of substantially all of the assets of Client or Consultant with or to another corporation, nor require the prior consent of Client or Consultant


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to such a transaction, nor shall it preclude the assignment of Consultant's rights to receive any fees under this Agreement. No person other than Client and Consultant shall have any rights or be entitled to any benefit whatsoever under any term or condition of this Agreement.

     6.5 BANKRUPTCY. Each party shall notify the other immediately if it becomes insolvent, becomes the subject of a petition in Bankruptcy Court or makes an assignment for benefit of creditors.

     6.6 NOTICES. All notices and communications under this Agreement shall be sufficient if sent by United States first class, prepaid mail return receipt requested, hand delivered or telecopied to the parties' respective addresses as follows:

If to Client:                        If to Consultant or Principal:

eContent Inc.                        Analytical Financial Services, Inc.
105 S. Narcissus Suite 701           539 S. Shore Rd.
West Palm Beach, Florida 33401       Mamora, NJ 08223

     Either party may change its address by giving the other party five (5) days prior notice in writing of the new address.

     6.7 MODIFICATION AND HEADINGS. No modification or amendment to this Agreement shall be valid unless in writing, signed by duly authorized representatives of each party. Titles or headings of paragraphs are for convenience only and have no legal significance.

     6.8 SEVERABILITY. The invalidity of any paragraph or subparagraph hereof shall not affect the validity of any other paragraph or subparagraph. If any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law.

     6.9 GOVERNING LAW. The validity of this Agreement, and the terms hereof, and all the duties, obligations, and rights arising herefrom, shall be governed by and interpreted in accordance with the laws and decisions of the Commonwealth of Delaware.

     6.10 ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written agreements, negotiations, representation and proposals, written or oral, relating to such subject matters.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                  eContent Inc.

                                  By:     /s/ John Sgarlat
                                     -----------------------------------------


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                                  Analytical Financial Services, Inc.

                                  By:     /s/ Rhett Kirchhoss
                                     -----------------------------------------

                                  Principal


                                      /s/ Rhett Kirchhoss
                                  --------------------------------------------